Energy Recovery Reports Third Quarter 2018 Financial Results

San Leandro, Calif., November 1, 2018 - Energy Recovery Inc. (NASDAQ: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the third quarter ended on September 30, 2018.

Third Quarter Summary:

•	Total revenue of $22.2 million, an increase of 30% year-over-year

•	Product gross margin of 73%

•	Total gross margin(1) of 77%

•	Net Income of $4.7 million, or $0.08 per diluted share

Year-to-Date Summary:

•	Total revenue of $56.8 million, an increase of 25% year-over-year

•	Product gross margin of 70%

•	Total gross margin(1) of 75%

•	Net Income of $19.7 million, or $0.36 per diluted share

President and CEO Chris Gannon remarked, “Our positive momentum for the first half of 2018 has continued into the third quarter, driven by strength in our Water business which generated 38% year-over-year growth in total revenue. Our core water business is a phenomenal, healthy and vibrant enterprise and a key strategic area of focus and growth for our company moving forward. Market and project activity within desalination remain robust as we look to 2019 and, given our backlog and pipeline for large-scale Mega and OEM projects, we remain confident in the strength of our Water business moving forward into the future.”

Mr. Gannon continued, “On the Oil & Gas side, our collective focus remains the full-scale commercialization of the VorTeq™ system. We are working with both our product licensee and product partner, as well as independently, to advance the technology and shorten the path to commercialization. Specifically, we have made significant progress on system-level design enhancements integral to the fully-commercialized VorTeq system.”

Mr. Gannon concluded, “We remain proud of the company’s financial performance through the first three quarters of 2018 and are excited about the opportunities in front of us both in 2019 and beyond. We remain fully committed to executing on our initiatives to further drive growth in our Water business and bring our VorTeq and MTeq™ technologies to full commercialization.”

Revenues
For the third quarter ended September 30, 2018, the Company generated total revenue of $22.2 million. Total revenue for the quarter increased by $5.2 million, or 30%, from $17.1 million in the third quarter ended September 30, 2017. The $5.2 million increase in total revenue is attributable to higher Water segment revenue.

The Water segment generated total product revenue of $18.5 million for the third quarter ended September 30, 2018, compared to $13.2 million for the third quarter ended September 30, 2017, an increase of $5.2 million, or 40%. This increase was due to higher Mega-Project (“MPD”) shipments.
The Oil & Gas segment generated total revenue of $3.8 million for the third quarter ended September 30, 2018, on par with the third quarter ended September 30, 2017. While we recognized lower cost-to-total cost (previously known as percentage of completion) revenue recognition associated with the sale of multiple IsoBoost® systems this period, this was offset by an increase in license and development revenue during the period. The increase in license and development revenue was primarily due to higher costs incurred according to input measures, based on changes required due to the adoption of the new revenue recognition standard in the first quarter of 2018.

Gross Margin
For the third quarter ended September 30, 2018, product gross margin was 73%. Product gross margin increased by 340 basis points from 69.6% in the third quarter ended September 30, 2017. This increase was largely driven by higher MPD shipments. Including license and development revenue, total gross margin(1) was 77.4% for the third quarter ended September 30, 2018. Total gross margin(1) increased by 210 basis points from 75.3% in the third quarter ended September 30, 2017.

The Water segment generated product gross margin of 73.7% for the third quarter ended September 30, 2018. Water segment product gross margin increased by 220 basis points, compared to 71.5% in the third quarter ended September 30, 2017. This increase was largely driven by higher MPD shipments.

The Oil & Gas segment generated product gross margin of (50.0%) for the third quarter ended September 30, 2018, compared to 30.0% in the third quarter ended September 30, 2017. This decrease was attributable to higher project costs. Including license and development revenue, the Oil & Gas segment total gross margin(1) for the third quarter ended September 30, 2018 was 95.5%.

Operating Expenses
For the third quarter ended September 30, 2018, operating expenses were $11.6 million, an increase of $2.3 million from $9.3 million for the third quarter ended September 30, 2017. This increase in operating expenses was due to increases in Water segment, O&G segment and Corporate segment expenses.

The Water segment operating expenses for the third quarter ended September 30, 2018 were $2.6 million, $0.5 million higher than the third quarter ended September 30, 2017. This increase was driven by higher general and administrative, sales and marketing and research and development activities.

The Oil & Gas segment operating expenses for the third quarter ended September 30, 2018 were $4.4 million, $1.0 million higher than the third quarter ended September 30, 2017. This increase was driven by the Company’s continued investment in research and development activities.

The Corporate operating expenses for the third quarter ended September 30, 2018 were $4.5 million, $0.8 million higher than the third quarter ended September 30, 2017. This increase was driven by higher tax planning expenses and higher employee expenses.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $4.7 million, or $0.08 per diluted share for the third quarter ended September 30, 2018, compared to a net income of $3.5 million, or $0.06 per diluted share for the third quarter ended September 30, 2017.

Cash Flow Highlights
The Company finished the third quarter ended September 30, 2018 with cash and cash equivalents of $33.4 million, restricted cash of $0.6 million, and short-term & long-term investments of $67.8 million, all of which represent a combined total of $101.8 million. As of September 30, 2018, 1,193,102 shares of the Company’s common stock were repurchased for $10.0 million under the stock repurchase program authorized by the Company’s Board of Directors on March 7, 2018.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s Water business will continue to grow in the future, the Company’s belief that the Company will be able to shorten the path to commercialization of the VorTeq, and the Company’s belief that the Company will be able to bring its VorTeq and MTeq technologies to full commercialization. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Third Quarter 2018 Financial Results

LIVE CONFERENCE CALL:
Thursday, November 1, 2018, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-free: +1 877-709-8150
Listen-only, Local / International Toll: +1 201-689-8354
Access code: 13684109

CONFERENCE CALL REPLAY: Expiration: Saturday, December 1, 2018 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13684109

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.8 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Houston, Ireland, Shanghai, and Dubai. For more information about the Company, please visit www.energyrecovery.com.

Contact
James Siccardi
JSiccardi@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and par value)
(Unaudited)

	September 30, 2018	December 31, 2017 *
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$33,394	$27,780
Restricted cash	509	2,664
Short-term investments	65,446	70,020
Accounts receivable, net of allowance for doubtful accounts of $384 and $103 at September 30, 2018 and December 31, 2017, respectively	7,666	12,465
Contract assets	3,237	6,278
Inventories	6,275	5,514
Income Tax Receivable	205	—
Prepaid expenses and other current assets	2,329	1,342
Total current assets	119,061	126,063
Restricted cash, non-current	86	182
Contract assets, non-current	108	—
Long-term investments	2,341	—
Deferred tax assets, non-current	18,082	7,933
Property and equipment, net	15,634	13,393
Operating lease, right of use asset	12,428	2,843
Goodwill	12,790	12,790
Other intangible assets, net	796	1,269
Other assets, non-current	287	12
Total assets	$181,613	$164,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,515	$4,091
Accrued expenses and other current liabilities	6,646	7,948
Lease liabilities	764	1,603
Income taxes payable	—	432
Accrued warranty reserve	409	366
Contract liabilities	15,899	15,909
Current portion of long-term debt	12	11
Total current liabilities	28,245	30,360
Long-term debt, less current portion	7	16
Lease liabilities, non-current	12,797	1,698
Contract liabilities, non-current	30,727	40,517
Other non-current liabilities	242	—
Total liabilities	72,018	72,591
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 59,230,828 shares issued and 53,774,893 shares outstanding at September 30, 2018 and 58,168,433 shares issued and 53,905,600 shares outstanding at December 31, 2017	59	58
Additional paid-in capital	157,008	149,006
Accumulated comprehensive loss	(101)	(125)
Treasury stock, at cost, 5,455,935 shares repurchased at September 30, 2018 and 4,262,833 shares repurchased at December 31, 2017	(30,486)	(20,486)
Accumulated deficit	(16,885)	(36,559)
Total stockholders’ equity	109,595	91,894
Total liabilities and stockholders’ equity	$181,613	$164,485
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-02, Leases (Topic 842) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 *	2018	2017 *
	(In thousands, except per share data)
Product revenue	$18,578	$13,860	$47,042	$36,969
Product cost of revenue	5,022	4,217	14,312	12,401
Product gross profit	13,556	9,643	32,730	24,568

License and development revenue	3,661	3,197	9,768	8,495

Operating expenses:
General and administrative	5,266	4,034	16,030	12,369
Sales and marketing	1,873	2,061	5,643	6,688
Research and development	4,270	3,038	11,792	8,624
Amortization of intangible assets	158	157	474	473
Total operating expenses	11,567	9,290	33,939	28,154
Income from operations	5,650	3,550	8,559	4,909

Other income (expense):
Interest income	369	243	1,043	612
Interest expense	—	(1)	(1)	(2)
Other non-operating expense, net	(22)	(10)	(66)	(150)
Total other income, net	347	232	976	460
Income before income taxes	5,997	3,782	9,535	5,369
(Benefit from) provision for income taxes	1,339	310	(10,140)	546
Net income	$4,658	$3,472	$19,675	$4,823

Income per share:
Basic	$0.09	$0.06	$0.37	$0.09
Diluted	$0.08	$0.06	$0.36	$0.09

Number of shares used in per share calculations:
Basic	53,665	53,580	53,719	53,717
Diluted	55,295	55,140	55,382	55,571

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017 *
	(In thousands)
Cash Flows From Operating Activities:
Net income	$19,675	$4,823
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	4,226	3,136
Depreciation and amortization	2,898	2,704
Amortization of premiums on investments	380	379
Provision for warranty claims	213	145
Reversal of accruals related to expired warranties	(171)	(237)
Unrealized loss on foreign currency translation	—	69
Provision for doubtful accounts	336	16
Adjustments for excess or obsolete inventory	132	(230)
Deferred income taxes	(10,150)	(244)
Loss on disposal of fixed assets	58	—
Other non-cash adjustments	—	(145)
Changes in operating assets and liabilities:
Accounts receivable	4,463	(186)
Contract assets	2,934	(2,956)
Inventories	(894)	(1,503)
Prepaid and other assets	(445)	(350)
Accounts payable	(2,198)	1,831
Accrued expenses and other liabilities	(1,270)	(2,232)
Income taxes	(638)	718
Contract liabilities	(9,800)	(7,910)
Net cash provided by (used in) operating activities	9,749	(2,172)
Cash Flows From Investing Activities:
Maturities of marketable securities	62,213	30,977
Purchases of marketable securities	(60,334)	(64,530)
Capital expenditures	(2,029)	(6,843)
Net cash used in investing activities	(150)	(40,396)
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	3,873	3,722
Tax payment for employee shares withheld	(115)	(228)
Repayment of long-term debt	(8)	(8)
Repurchase of common stock	(10,000)	(4,276)
Net cash used in financing activities	(6,250)	(790)
Effect of exchange rate differences on cash and cash equivalents	14	(55)
Net change in cash, cash equivalents and restricted cash	3,363	(43,413)
Cash, cash equivalents and restricted cash, beginning of year	30,626	65,748
Cash, cash equivalents and restricted cash, end of period	$33,989	$22,335

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$18,464	$114	$18,578	$46,628	$414	$47,042
Product cost of revenue	4,851	171	5,022	13,719	593	14,312
Product gross profit	13,613	(57)	13,556	32,909	(179)	32,730

License and development revenue	—	3,661	3,661	—	9,768	9,768

Operating expenses:
General and administrative	470	373	843	1,441	1,395	2,836
Sales and marketing	1,435	335	1,770	4,243	997	5,240
Research and development	545	3,713	4,258	1,019	10,753	11,772
Amortization of intangibles	158	—	158	474	—	474
Operating expenses	2,608	4,421	7,029	7,177	13,145	20,322

Operating income (loss)	$11,005	$(817)	10,188	$25,732	$(3,556)	22,176

Less: Corporate operating expenses			4,538			13,617
Consolidated operating income			5,650			8,559
Non-operating income			347			976
Income before income taxes			$5,997			$9,535

	Three Months Ended September 30, 2017 *			Nine Months Ended September 30, 2017 *
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$13,227	$633	$13,860	$33,707	$3,262	$36,969
Product cost of revenue	3,774	443	4,217	10,003	2,398	12,401
Product gross profit	9,453	190	9,643	23,704	864	24,568

License and development revenue	—	3,197	3,197	—	8,495	8,495

Operating expenses:
General and administrative	334	361	695	965	1,085	2,050
Sales and marketing	1,296	431	1,727	4,039	1,635	5,674
Research and development	316	2,669	2,985	810	7,734	8,544
Amortization of intangibles	157	—	157	473	—	473
Operating expenses	2,103	3,461	5,564	6,287	10,454	16,741

Operating income (loss)	$7,350	$(74)	7,276	$17,417	$(1,095)	16,322

Less: Corporate operating expenses			3,726			11,413
Consolidated operating income			3,550			4,909
Non-operating income			232			460
Income before income taxes			$3,782			$5,369

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017*	2018	2017*
Product revenue	$18,578	$13,860	$47,042	$36,969
License and development revenue	3,661	3,197	9,768	8,495
Total revenue	$22,239	$17,057	$56,810	$36,969

Product gross profit	$13,556	$9,643	$32,730	$24,568
License and development gross profit	3,661	3,197	9,768	8,495
Total gross profit (non-GAAP)	$17,217	$12,840	$42,498	$33,063

Product gross margin	73.0%	69.6%	69.6%	66.5%
Total gross margin (non-GAAP)	77.4%	75.3%	74.8%	89.4%

Net income	$4,658	$3472	$19,675	$4,823
Reversal of non-recurring expense (benefit) (non-GAAP)	—	—	(10,763)	—
Adjusted net income (non-GAAP)	$4,658	$3,472	$8,912	$4,823

Income per share:
Diluted	$0.08	$0.06	$0.36	$0.09
Diluted (non-GAAP)	$0.08	$0.06	$0.16	$0.09

Number of diluted shares used in per share calculations
Diluted shares	55,295	55,140	55,382	55,571
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.